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                                                                    EXHIBIT 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in this registration statement of our report dated January 16, 2001, included herein and to all references to our firm included in this registration statement.





/s/ Arthur Andersen LLP
St. Louis, Missouri,
   November 12, 2001